UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)


                         GOLD HORSE INTERNATIONAL, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
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    4)   Date Filed:
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
                         GOLD HORSE INTERNATIONAL, INC.
                            NO. 31 TONGADO SOUTH ROAD
                        HOHHOT, INNER MONGOLIA, F4 010030
                           PEOPLE'S REPUBLIC OF CHINA

                              INFORMATION STATEMENT

                        WE ARE NOT ASKING FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

August __, 2010

To The Shareholders of Gold Horse International, Inc.:

This Information Statement is provided on or about August __, 2010 by Gold Horse International, Inc., a Florida corporation (the "Company"), to the holders of our outstanding shares of common stock, $.001 par value per share (the "Common Stock"), of the Company, as of the close of business on the record date, July 14, 2010 (the "Record Date"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purpose of this information statement is to inform our shareholders that our board of directors (the "Board") has recommended and the holders of a majority of our Common Stock have voted in favor of the following action:

     To approve and authorize an amendment to our Articles of Incorporation to effect a reverse split of the shares of our Common Stock at a ratio of 1 for 40, to be effected as soon as practical, without further approval from our shareholders (the "Reverse Stock Split"). The purpose of the Reverse Stock Split is to reduce the number of shares of Common Stock outstanding, increase the price per share of our Common Stock, then to allow the Company to qualify for listing on a senior stock exchange. A form of the Articles of Amendment to the Articles of Incorporation that will be filed with the Florida Department of State effecting the Reverse Stock Split is attached to this Information Statement as Appendix A (the "Articles of Amendment").

As of the Record Date, we had 300,000,000 shares of Common Stock, $.001 par value per share, authorized, of which 77,395,128 were issued and outstanding. Certain of our shareholders, together holding at least a majority of our outstanding shares of Common Stock (the "Majority Shareholders"), have executed a written consent in lieu of a shareholder meeting, dated July 29, 2010 (the "Written Consent"), in favor of the action described above. Because shareholders holding a majority of our outstanding shares of Common Stock have voted in favor of the proposed action, no votes of our other shareholders are required to approve the above-referenced action. This Information Statement is being sent to you for information purposes only.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and are sufficient under the Florida Business Corporation Act and our bylaws to approve the Reverse Stock Split. Accordingly, the Articles of Amendment are not being submitted to our other shareholders for a vote. The action authorized pursuant to the Written Consent will become effective at such time as the Articles of Amendment become effective with the Florida Department of State so amending our Articles of Incorporation, which will not be for at least 20 days after this Information Statement is mailed to the holders of record of our outstanding Common Stock as of the Record Date.

This is not a notice of a meeting of shareholders and no shareholders' meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing you of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

By Order of the Board of Directors,


/s/ Liankuan Yang
-------------------------------------
Liankuan Yang
President and Chief Executive Officer

                               GENERAL INFORMATION

The Information Statement is being first mailed on or about August __, 2010 to our shareholders by our Board to provide material information regarding the corporate actions that have been approved by the Written Consent of the Majority Shareholders.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, if in the future you would like to receive multiple copies of information statements, proxy statements or annual reports, or if you are currently receiving multiple copies of these documents and would like to receive only a single copy, please so instruct us by calling or writing to our corporate secretary at the Company's executive offices at the telephone number or address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

The entire cost of furnishing this Information Statement will be borne by the Company and its agents. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

                     AUTHORIZATION BY THE BOARD OF DIRECTORS
                        AND THE MAJORITY OF SHAREHOLDERS

Under the Florida Business Corporation Act and our bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. The approval of the Written Consent requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Holders of shares of Common Stock are entitled to one vote for each share of Common Stock held of record on all matters presented to the shareholders.

In accordance with our Bylaws, the Board has fixed the close of business on July 14, 2010, as the record date for determining the shareholders entitled to notice of the above noted action. As of the Record Date, we had 77,395,128 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On July 14, 2010, our Board unanimously adopted resolutions approving the Articles of Amendment, including the Reverse Stock Split and recommended that our shareholders approve the Articles of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner. Our Board has determined that the Reverse Stock Split is in the best interest of our shareholders.

CONSENTING SHAREHOLDERS

On July 29, 2010, the Majority Shareholders executed the Written Consent authorizing the Reverse Stock Split. The action authorized in the Written Consent will become effective (the "Effective Date") at such time as the Articles of Amendment become effective with the Florida Department of State so amending our articles of incorporation, which will be at least 20 days after this Information Statement is mailed to the holders of record of our outstanding Common Stock as of the Record Date.

DISSENTERS' RIGHTS

No action will be taken in connection with the proposed action by the Board or the voting shareholders for which Florida law, our Articles of Incorporation or our Bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder's shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No  officer  or  director  has  a  substantial  interest,   either  directly  or
indirectly, in the favorable action regarding the resolutions.

DESCRIPTION OF CAPITAL STOCK

        AUTHORIZATION OF OUR BOARD OF DIRECTORS TO AMEND OUR ARTICLES OF INCORPORATION, AT ITS SOLE DISCRETION, TO EFFECT A REVERSE STOCK SPLIT
                   OF OUR COMMON STOCK AT A RATIO OF 1-FOR-40

Upon execution of the Written Consent, our Board has the authority, but not the obligation, in its sole discretion and without any further action on the part of the shareholders, to effect, at any time it believes to be most advantageous to the Company and its shareholders following the date the Written Consent becomes effective which may be no earlier than 20 days following mailing of the Information Statement, the Reverse Stock Split so that every forty outstanding shares of Common Stock shall represent one share of Common Stock after the Reverse Stock Split. The Reverse Stock Split would be effected by the filing of Articles of Amendment to our Articles of Incorporation with the Florida Department of State. The Board will have the ability to decline to file such Articles of Amendment without further shareholder action if it subsequently determines that the Reverse Stock Split is no longer in the best interest of the Company.

Our Board believes that the Reverse Stock Split and the amendment of the Company's Articles of Incorporation to effect the same is necessary and prudent for the Company because it would reduce the number of outstanding shares of our Common Stock to a level more consistent with other public companies with a similar anticipated market capitalization. Additionally, the Reverse Stock Split would have the effect of raising the minimum bid price of our Common Stock on the Over-the-Counter Bulletin Board, which was $.11 per share as of July 14, 2010. We are interested in becoming listed on the NYSE Amex, which has minimum bid price requirements for new applicants of $3.00 per share.

We cannot assure you, however, that the price of our Common Stock after the Reverse Stock Split will reflect a reverse split ratio, that the price per share following the Effective Date of the Reverse Stock Split will be maintained for any period of time, or that the price would remain above the pre-split trading price.

REASONS FOR THE REVERSE STOCK SPLIT

INCREASE OUR COMMON STOCK PRICE TO A LEVEL MORE APPEALING FOR INVESTORS

We believe that the Reverse Stock Split could enhance the appeal of our Common Stock to the financial community, including institutional investors and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in OTC Bulletin Board companies or companies with relatively low per share values. We believe that the reduction in the number of issued and outstanding shares of our Common Stock effected by the Reverse Stock Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split, may promote a broader market for our Common Stock than that which currently exists.

 We cannot assure you that all or any of the anticipated effects on the trading market for our Common Stock will occur. Our Board cannot predict with certainty what effect the Reverse Stock Split will have on the market price of our Common Stock, particularly over the longer term. Some investors may view a Reverse Stock Split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. We cannot provide you with any assurance that our shares will quality for, or be accepted for, listing on the NYSE Amex.

LISTING ON A NATIONAL SECURITIES EXCHANGE

In the near future, we plan to seek a listing for our Common Stock on the NYSE Amex. Eligibility for listing on the NYSE Amex is subject to a number of criteria, such as public float, minimum share price, number of shareholders, market capitalization, net income and other factors. We currently meet all but one of the listing criteria. The listing criterion that we do not meet is the minimum bid price requirements for new applicants of $3.00 per share. The Reverse Stock Split is designed to enable us to meet NYSE Amex's minimum share price requirement.

EFFECT OF THE REVERSE STOCK SPLIT

If the Board elects to implement the Reverse Stock Split, on the Effective Date of the Reverse Stock Split, each forty shares of our Common Stock issued and outstanding immediately prior to the Effective Date of the Reverse Stock Split (the "Old Shares") will be converted into one share of our Common Stock (the "New Shares"). The par value of our Common Stock would remain unchanged as would the number of authorized shares of Common Stock. The Reverse Stock Split would become effective on the Effective Date; PROVIDED, HOWEVER, that such Effective Date may not be less than 20 days after the mailing date of this Information Statement. No further action on the part of shareholders would be required to either effect or abandon the Reverse Stock Split. The Board reserves its right to elect not to proceed and abandon the Reverse Stock Split if it determines, in its sole discretion, that this Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

CORPORATE MATTERS. The Reverse Stock Split would have the following effects on the number of shares of Common Stock outstanding:

     *    in the  one-for-forty  Reverse  Stock  Split,  every  forty of our Old
          Shares owned by a shareholder would be converted into one (1) New Share; and

     * the number of shares of our Common Stock issued and outstanding will be reduced from 77,395,128 shares to approximately 1,934,878 shares.

The Reverse Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share. As described below, shareholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

FRACTIONAL SHARES.

No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the 1 for 40 Reverse Stock Split ratio, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the shareholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Holders of warrants to purchase shares of Common Stock, who upon exercise of their warrants would otherwise be entitled to receive fractional shares, because they hold warrants which upon exercise would result in a number of shares of Common Stock not evenly divisible by the 1 for 40 Reverse Stock Split ratio, will receive a number of shares of Common Stock rounded up to the nearest whole number.

AUTHORIZED SHARES

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock would remain the same. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock.

ACCOUNTING MATTERS

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the Effective Date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the Reverse Stock Split ratio (that is, in the one-for-forty Reverse Stock Split, the stated capital attributable to our Common Stock will be reduced to approximately one-fortieth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will also be increased because there will be fewer shares of our Common Stock outstanding.

PROCEDURE FOR EFFECTING A REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

If we implement the Reverse Stock Split, the Reverse Stock Split will become effective on the Effective Date. As soon as practicable after the Effective Date, shareholders will be notified that the Reverse Stock Split has been effected. The Company expects that its transfer agent, Island Stock Transfer, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its shareholders. No new certificates will be issued to any shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.

     SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT
              SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a shareholder (hereinafter a "U.S. stockholder") that is a "United States person," as defined in the Internal
Revenue Code of 1986, as amended (the "Code"). It does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities. The discussion below is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as such U. S. stockholder's aggregate tax basis in the Old Shares being exchanged.

The above discussion regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each U. S. stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the Reverse Stock Split under that stockholder's particular circumstances.

EFFECTS ON OWNERSHIP BY INDIVIDUAL SHAREHOLDERS

If we implement the Reverse Stock Split, the number of shares of our Common Stock held by each shareholder would be decreased by dividing the number of shares held immediately before the Reverse Stock Split by the exchange ratio, and then rounding up to the nearest whole share. We would not pay cash to a shareholder in respect of any fractional interest in a share resulting from the Reverse Stock Split. The Reverse Stock Split would not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of Common Stock by (i) each shareholder known to us to beneficially own five percent or more of our outstanding Common Stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of the Record Date, there were 77,395,128 shares of Common Stock outstanding.

                                               Amount and Nature of
Name of Beneficial Owner                       Beneficial Ownership   % Of Class
------------------------                       --------------------   ----------

Liankuan Yang CEO, President and Chairman (1)      27,345,714             35.3%

Adam Wasserman CFO (4)                                482,209                 *

Runlan Ma (2)                                       4,500,000            5.814%

Mingguo Wang                                           60,000                 *

Wenbiao Wang                                           60,000                 *

Gregory T. Wolfson                                     30,000                 *

Yang Yang (3)                                       4,560,000            5.892%

Noel "Bud" Robyn (5)                                       --               --

Guohui Song (6)                                       140,000                 *

All officers and directors as
 a group (nine persons) (1), (2), (3)              32,177,923               48%

----------
*  Less than 1 percent

(1) Mr. Yang's holdings include 14,595,714 shares beneficially owned by him and an aggregate of 12,750,000 shares held by Messrs. Xinkuan Yang, his brother, and Messrs. Zhanjun Yang, Yongjun Yang and Zonggang Zhao, his nephews over which he has significant influence and may direct the voting. Mr. Yang's holdings exclude the holdings of his wife, Ms. Ma, over which he disclaims beneficial ownership (and has no significant influence or direction in the voting of those shares). Under the terms of the Pledge and Security Agreement executed in connection with the sale of our amended and restated 14% secured convertible debentures, Mr. Yang has pledged the 10,000,000 shares of our Common Stock owned of record by him as additional security for our obligations under the transaction.

(2) Ms. Ma is Mr. Yang's wife. Ms. Ma's holdings exclude the holdings of Mr. Yang over which she disclaims beneficial ownership. Under the terms of the Pledge and Security Agreement executed in connection with the sale of our amended and restated 14% secured convertible debentures, Ms. Ma has pledged the 4,500,000 shares of our Common Stock owned of record by her as additional security for our obligations under the transaction.

(3) Ms. Yang is the adult daughter of Mr. Yang and Ms. Ma. Under the terms of the Pledge and Security Agreement executed in connection with the sale of our amended and restated 14% secured convertible debentures, Ms. Ma has pledged the 4,500,000 shares of our Common Stock owned of record by her as additional security for our obligations under the transaction and she has entered into a lock-up agreement whereby she agreed not to offer or sell any shares of our common stock owned by her until the 180th trading day after August 11, 2008, the effective date of our registration statement.

(4)  Mr. Wasserman's address is 1643 Royal Grove Way, Weston, Florida 33327.

(5) Mr. Robin was appointed a director of the Company effective July 1, 2010. His address is 1000 Quayside Terrace, Ph.6, Miami, FL 33138 His compensation for his service to the Board of Directors will consist of 30,000 restricted shares of Common Stock that has yet to be issued.

(6) Mr. Song was appointed to the Board of Directors of the Company effective July 14, 2010. His address is No. 6 Apartment 4, Xingan South Road, Huhehot, 010030, People's Republic of China. His compensation for his service to the Board of Directors has yet to be determined as of the date of this Information Statement.

            ANNUAL AND QUARTERLY REPORTS; INCORPORATION BY REFERENCE
                  WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is required to file annual, quarterly and current reports, and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any documents the Company filed at the SEC's public reference rooms at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (202) 942-8088 for more information n the operation of the public reference rooms. Copies of the Company's SEC filings are also available to the public from the SEC's web site at www.sec.gov.

The SEC allows us to "incorporate by reference" information into this Information Statement, which means we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be part of the Information Statement, except to the extent any information is superseded by this Information Statement. The following documents have been filed with the SEC and contain important information about the Company and its finances, are incorporated into this Information Statement.

     * Our Annual Report on Form 10K for the fiscal year ended June 30, 2009, was filed with the SEC on October 19, 2009.

     * Our Quarterly Report on Form 10Q filed for the quarters ending September 30, 2009, December 31, 2009, and March 31, 2010 were filed on November 16, 2009, February 11, 2010, and May 21, 2010, respectively.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The Annual Report incorporated by reference into this Information Statement may be requested by contacting the Company directly.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Information Statement on Schedule 14C to be signed on its behalf by the undersigned hereunto duly authorized.

                                           By Order of the Board of Directors,

August __, 2010                            GOLD HORSE INTERNATIONAL, INC.

                                           /s/ Liankuan Yang
                                           -------------------------------------
                                           Liankuan Yang
                                           Chief Executive Officer and President

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         GOLD HORSE INTERNATIONAL, INC.

--------------------------------------------------------------------------------

                           Pursuant to 607.1006 of the

                        Florida Business Corporation Act

--------------------------------------------------------------------------------

     The undersigned Chief Executive Officer of Gold Horse International, Inc. (the "Corporation"a) DOES HEREBY CERTIFY:

     FIRST:   The name of the Corporation is Gold Horse International, Inc.

     SECOND: The shareholders of the Corporation approved a reverse split of the outstanding shares of the Corporation's Common Stock and Article IV of the Articles of Incorporation is amended in its entirety to read as follows:

                                     ARTICLE IV

                                    CAPITAL STOCK

     The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is 320,000,000, divided into two classes. The description of the Corporation's classes of stock, the number of authorized shares allocated to each class and the voting powers, designations, preferences, qualifications, limitations, restrictions and special or relative rights in respect of each class of stock shall be as follows:

     Section 1. Common Stock. There shall be 300,000,000 shares of a class designated Common Stock with a par value of $0.0001 per share. The holders of shares of Common Stock shall be entitled (i) to vote on all matters at all meetings of the shareholders of the Corporation on the basis of one vote for each share of Common Stock held of record; (ii) subject to any preferential dividend rights applicable to the Preferred Stock, to receive such dividends as may be declared by the Board of Directors; and (iii) in the event of the voluntary, or involuntary, liquidation or winding up of the Corporation, after distribution in full of any preferential amounts to be distributed to holders of shares of Preferred Stock, to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the aggregate number of their shares of Common Stock.

     Section 2. Preferred Stock. There shall be 20,000,000 shares of a class designated Preferred Stock, with a par value of $0.0001 per share. The Board of

Directors is authorized to issue the Preferred Stock, from time to time, in one or more series. The Board of Directors is further authorized, from time to time, to amend the Articles of Incorporation without shareholder approval, pursuant to
Section 607.0602 of the Florida Business Corporation Act, for the purpose of establishing, altering or eliminating in respect of the Preferred Stock and each such series thereof, the following terms and provisions of any authorized and unissued shares of such stock:

     (a)  The distinctive serial designation;

     (b) The number of shares of the series, which number may at any time or from time to time be increased or decreased (but not below the number of shares of such series then outstanding);

     (c) The voting powers and, if voting powers are granted, the extent of such voting powers including the right, if any, to elect a director or directors;

     (d) The election, term of office, filling of vacancies and other terms of the directorships of directors, if any, elected by the holders of any one or more classes ore series of such stock;

     (e) The dividend rights, if any, including the dividend rate and the dates on which any dividends shall be payable;

     (f) The date from which dividends, if any, on shares issued prior to the date for payment of the first dividend thereon shall be cumulative;

     (g) The redemption rights, if any, redemption price, terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

     (h) The liquidation preference, if any, and the amounts payable on dissolution or liquidation;

     (i) The terms and conditions, if any, under which shares of a series may be converted; and

     (j) Any other terms or provisions that the Board of Directors is authorized by law to fix or alter.

     Section 3. Provisions Applicable to Both Common and Preferred Stock. Except as otherwise provided in these Articles of Amendment to the Articles of Incorporation, no holder of shares of any class of stock of the Corporation shall be entitled, as a matter of right, to purchase or subscribe for any shares of any class of stock of the Corporation, whether now or hereafter authorized. The Board of Directors shall have authority to fix the issue price and to determine the consideration to be received with respect to any and all shares of any class or series of stock of the Corporation.

     The Board of Directors and shareholders of the Corporation have authorized and approved, as of July 14, 2010, and July 29, 2010, respectively, a 1 for 40 reverse stock split whereby each 40 shares of Common Stock of the Corporation issued shall, without action on part of any shareholder, represent 1 share of Common Stock of the Corporation on such effective date and (ii) fractional shares caused by the reverse stock split shall be rounded up to the nearest whole share. After the effective date, the Corporation, through its exchange agent, will send a letter of transmittal to Corporation shareholders to implement the reverse stock split. Shareholders will be provided instructions to surrender certificates representing pre-split Common Stock in exchange for certificates representing post-split Common Stock of the Corporation.

     The par value of $0.0001 per share of Common Stock of the Corporation shall not be changed. The Corporation's stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of the reverse stock split which, as a result of the reverse stock split provided for herein, are no longer issued shares of Common Stock of the Corporation.

     THIRD: The foregoing Articles of Amendment to the Articles of Incorporation was duly approved by the Corporation's Board of Directors and was duly adopted by the consent of the holders of a majority of the outstanding stock of the Corporation, which was sufficient for the approval of this Amendment.

     Fourth: The effective date of this Amendment is ___________________, 2010.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, I have executed this Articles of Amendment to the Articles of Incorporation this ___ day of ________, 2010.


                                           /s/ Liankuan Yang
                                           ----------------------------------
                                           Liankuan Yang,
                                           Chief Executive Officer